Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, an officer of KBS Real Estate Investment Trust II, Inc., a Maryland Corporation (the “Company”), hereby constitutes and appoints Charles J. Schreiber, Jr. and Peter M. Bren, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to the Company’s Registration Statement on Form S-11 (SEC File no. 333-146341) (the “Registration Statement”), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of January, 2009.

/s/ David E. Snyder
David E. Snyder, Chief Financial Officer